    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1996

                                                 REGISTRATION NO. 33-40717

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ---------------
                        POST EFFECTIVE AMENDMENT NO. 2
                                  TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                           CORESTATES FINANCIAL CORP
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ---------------

         PENNSYLVANIA                                        32-1899716
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATED OR ORGANIZATION)                            IDENTIFICATION NO.)

                             1345 CHESTNUT STREET
                       PHILADELPHIA, PENNSYLVANIA 19107
                                 215-973-3287
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------

                                DAVID T. WALKER
                                    COUNSEL
                           CORESTATES FINANCIAL CORP
                                 F.C. 1-1-17-1
                                 P.O. BOX 7618
                     PHILADELPHIA, PENNSYLVANIA 19101-6187
                                 215-973-5680

      (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)
                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

       THIS REGISTRATION STATEMENT ALSO RELATES TO AN INDETERMINATE NUMBER OF SHARES OF CORESTATES FINANCIAL CORP COMMON STOCK, $1.00 PAR VALUE, THAT MAY BE ISSUED UPON STOCK SPLITS, STOCK DIVIDENDS, OR SIMILAR TRANSACTIONS IN ACCORDANCE WITH RULE 416.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

CORESTATES FINANCIAL CORP

                                                                           LOGO
COMMON STOCK
($1.00 PAR VALUE)

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

  The Dividend Reinvestment and Share Purchase Plan (the "Plan") of CoreStates Financial Corp ("CoreStates") provides certain holders of record of shares of Common Stock, $1.00 par value, of CoreStates ("CoreStates Common Stock") with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of CoreStates Common Stock. Participants in the Plan will be charged a service fee (the "Applicable Fee") each time dividends and/or cash payments are invested. The methods for determining all fees associated with the Plan are set forth in the answers to questions 10 & 16 on pages 6 & 9 of this Prospectus. Shares of CoreStates Common Stock purchased with automatically reinvested dividends will be purchased at 100% of the market price plus the Applicable Fee (as explained in No. 16). Shares of CoreStates Common Stock purchased with optional cash payments will be purchased at 100% of the market price plus the Applicable Fee (as explained in No. 16). In addition, brokers and nominees may reinvest dividends and make optional cash payments on behalf of beneficial owners by means of the Broker and Nominee Authorization Form as explained in No. 12. Those holders of CoreStates Common Stock who do not participate in the Plan will receive cash dividends, as declared, in the usual manner.

  A Participant in the Plan may obtain additional shares of CoreStates Common Stock by:

  --reinvesting dividends on all shares registered in the name of the Participant;

  --reinvesting dividends on part of the shares registered in the name of the Participant (while continuing to receive cash dividends on his or her remaining shares); or

  --making optional cash payments of not less than $50 up to a total of $5,000 per month, whether or not dividends on shares held by the Participant are being reinvested.

  This Prospectus relates to 4,000,000 shares of CoreStates Common Stock registered for sale under the Plan. Participants should retain this Prospectus for future reference.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND  EXCHANGE  COMMISSION  NOR  HAS THE  COMMISSION  PASSED  UPON  THE
    ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION  TO THE
      CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by CoreStates. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                               ----------------

               The date of this Prospectus is February 9, 1996.

                             AVAILABLE INFORMATION

  CoreStates is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). CoreStates has filed with the Commission a Registration Statement on Form S-3 together with amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the CoreStates Common Stock to be issued under the Plan. The Registration Statement, and the exhibits thereto, as well as the proxy statements, reports and other information concerning CoreStates can be inspected and copied at the Commission's office at 450 5th Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. CoreStates Common Stock is listed on the New York Stock Exchange, and reports and other information filed with the Commission are available for inspection at the Library of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which CoreStates has filed with the Commission under the Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by CoreStates (File No. 0-
6879) are incorporated by reference in this prospectus:

  1. CoreStates' Annual Report on Form 10-K for the year ended December 31,
1994;

  2. CoreStates' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

  3. CoreStates' Current Reports on Form 8-K dated January 18, 1995, March 29, 1995, April 18, 1995, July 19, 1995, October 10, 1995, October 18, 1995,
November 14, 1995 and January 17, 1996.

  4. The description of CoreStates Common Stock set forth in CoreStates' Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

  All documents and reports filed with the Commission by CoreStates pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder of the CoreStates Common Stock shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  ANY SHAREHOLDER RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. WRITTEN REQUESTS SHOULD BE MAILED TO SHAREHOLDER RELATIONS, CORESTATES FINANCIAL CORP, P.O. BOX 7558, F.C. 1-3-20-13, PHILADELPHIA, PENNSYLVANIA, 19101. TELEPHONE REQUESTS MAY BE DIRECTED TO (215) 973-3438.

                           CORESTATES FINANCIAL CORP

  CoreStates is a registered bank holding company incorporated under the laws of Pennsylvania with its executive offices at 1345 Chestnut Street, Philadelphia, Pennsylvania 19101 (telephone number 215-973-3827). At December 31, 1995, CoreStates had total consolidated assets of approximately $29.62 billion and shareholders' equity of approximately $2.379 billion and, based on the latest available rankings of bank holding companies, was believed to be the 31st largest bank holding company in the United States at such date.

  The lead banking subsidiary of CoreStates is CoreStates Bank, N.A. ("CoreStates Bank"), a national banking association with executive offices located in Philadelphia, Pennsylvania. Other principal banking subsidiaries of CoreStates are New Jersey National Bank ("NJNB"), a national banking association with its executive offices located in Pennington, New Jersey, and CoreStates Bank of Delaware N.A. ("CBD"), a national banking association with its executive office located in New Castle County, Delaware. CoreStates Bank, NJNB, and CBD, are sometimes referred to herein as the "Banking Subsidiaries". Through CoreStates Bank, NJNB, and CBD, CoreStates has been engaging in the business of providing wholesale banking services, consumer financial services which includes retail banking, and trust and investment management services. Electronic payment services are also provided through Electronic Payment Services, Inc. ("EPS") a 20% owned joint venture with four other bank holding companies. Other subsidiaries of CoreStates currently engage in consumer financing, factoring and commercial financing, investment advisory, discount brokerage and leasing services.

  On October 10, 1995, CoreStates and Meridian Bancorp, Inc. ("Meridian") announced a definitive agreement to merge. Meridian is a bank holding company with approximately $14.8 billion in total consolidated assets and $11.1 billion in deposits. Approval by the shareholders of both companies was received on February 6, 1996. The transaction must also be approved by various regulatory authorities. Subject to the receipt of such regulatory approvals, the merger of Meridian and CoreStates is expected to close during the first half of 1996.

  Pending approvals from various regulatory authorities, consolidations of bank subsidiaries and operations are expected to begin in the third quarter of 1996 with the consolidation of Meridian's Pennsylvania bank subsidiary into CoreStates Bank. Other consolidations are scheduled for later in the year.

THE PLAN

  The Plan was authorized by CoreStates' Board of Directors on May 21, 1991, was effective on September 4, 1991, was amended on April 29, 1994, and further amended effective February 9, 1996.

  The text of the Plan as set forth in question and answer form is as follows:

PURPOSE

  1. What is the purpose of the Plan?

  The Plan provides eligible holders of record of CoreStates Common Stock with a simple and convenient way to invest cash dividends at 100% of the market price plus the Applicable Fee (as determined below), and invest optional cash payments at 100% of the market price plus the Applicable Fee (as determined below), in additional shares of CoreStates Common Stock. Participants in the Plan will be charged a service fee (the Applicable Fee) each time dividends and/or cash payments are invested. The methods for determining all fees associated with the Plan are set forth in the answers to questions 10 & 16 on pages 6 & 9 of this Prospectus. To the extent such shares are purchased from CoreStates, it will receive additional funds for general corporate purposes. The Plan offers eligible holders an opportunity to invest conveniently for potential long-term growth.

The Plan is for the benefit of long term investors, and not for individuals and institutions who engage in transactional profit activities or engage in excessive joining and terminations, including without limitation, transactional activities or excessive joining and terminations which cause aberrations in the trading volume of CoreStates Common Stock. CoreStates accordingly reserves the right to modify, suspend or terminate participation by certain otherwise eligible holders in the Plan in order to eliminate such practices.

ADMINISTRATION

  2. Who administers the Plan?

  First Chicago Trust Company of New York ("First Chicago"), as Plan Administrator, administers the Plan, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. Shares of CoreStates Common Stock purchased under the Plan ("Plan Shares") will be registered in the name of First Chicago (or its nominee), as agent for each Participant in the Plan and will be credited to the accounts of the respective Participants. As record holder of the Plan Shares held in Participants' accounts under the Plan, First Chicago will receive dividends on all Plan Shares held on the dividend record date, will credit such dividends to Participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends in additional shares of CoreStates Common Stock. See No. 31.

PARTICIPATION

  3. Who is eligible to participate?

  All holders of record of CoreStates Common Stock having addresses entered on the stockholder records maintained by First Chicago in the United States or Canada are eligible to participate in the Plan. Holders of record having addresses outside the United States or Canada will not be eligible to participate in the Plan. If CoreStates Common Stock is currently registered in a stockholder's own name, the stockholder may participate directly in the Plan. A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a stockholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate on his or her behalf. CoreStates has made arrangements with First Chicago to facilitate reinvestment of dividends and to make optional cash payments under the Plan by record holders such as brokers and bank nominees on behalf of beneficial owners. See Nos. 4, 7 and 12. Participants may not reinvest dividends in excess of $50,000 per dividend payment without prior permission of CoreStates. Requests for such prior permission should be directed to Shareholder Relations at the address and/or telephone number listed on page 2.

  4. How does an eligible stockholder participate?

  Any eligible stockholder of CoreStates Common Stock may join the Plan by completing and signing an Enrollment Authorization Form and returning it to First Chicago. Enrollment Authorization Forms may be obtained at any time by written request to First Chicago. See No. 31.

  A broker or nominee may participate in the Plan on behalf of beneficial owners by signing and returning either the Enrollment Authorization Form or the Broker and Nominee Authorization Form (the "B&N Form"). See Nos. 7 and 12 below.

  5. When may an eligible stockholder join the Plan?

  An eligible stockholder of CoreStates Common Stock may join the Plan at any time. Once in the Plan, such stockholder will remain a Participant until such stockholder discontinues participation or the Plan is terminated.

  If an Enrollment Authorization Form requesting reinvestment of dividends is received by First Chicago on or before the record date established for a particular dividend, reinvestment will commence with that dividend.

If an Enrollment Authorization Form is received from a stockholder after the record date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if such stockholder is still a holder of record.

  6. What are the record dates and Investment Dates for dividend reinvestments?

  Dividends declared on CoreStates Common Stock are normally paid on the first day of January, April, July and October, and the record date for each such dividend generally has been approximately twenty-five days prior to such payment date. Dividend payment dates are "Investment Dates" for reinvestment of dividends. If such a date falls on a date when the New York Stock Exchange is closed, the first day immediately following such date on which the New York Stock Exchange is open will be the Investment Date. See Question No. 13 for a discussion of record dates and related Investment Dates for optional cash payments.

  Dividend record dates for CoreStates Common Stock (and the relevant Investment Dates) are anticipated to be as follows for the next several quarters:

            RECORD DATE (DATE BY WHICH
            ENROLLMENT AUTHORIZATION FORM   INVESTMENT DATE (DATE ON WHICH
            MUST BE RECEIVED)               DIVIDEND WILL BE REINVESTED)
            -----------------------------   ------------------------------
            March 7, 1996                   April 1, 1996
            June 10, 1996                   July 1, 1996
            September 6, 1996               October 1, 1996
            December 9, 1996                January 2, 1997

  It is anticipated that dividend record dates and relevant Investment Dates for CoreStates Common Stock in the future will be approximately at the same times of the year as set forth above.

  7. What does the Enrollment Authorization Form provide?

  The Enrollment Authorization Form provides for the purchase of additional shares of CoreStates Common Stock through the following investment options:

    If "Full Dividend Reinvestment" is elected, First Chicago will apply all cash dividends on all shares registered in a Participant's name, together with any optional cash payments, less the Applicable Fee, (as defined in No. 16) toward the purchase of additional CoreStates Common Stock.

    If "Partial Dividend Reinvestment" is elected, First Chicago will apply all the cash dividends on only the number of shares that are specified, together with any optional cash payments, less the Applicable Fee, (as defined in No. 16) toward the purchase of additional CoreStates Common Stock.

    If "Optional Cash Payments Only" is elected, the Participant will continue to receive cash dividends on all shares registered in a Participant's name, and First Chicago will apply optional cash payments, less the Applicable Fee, (as defined in No. 16) to purchase additional CoreStates Common Stock.

    The Enrollment Authorization Form further directs First Chicago to reinvest automatically any subsequent dividends on Plan Shares held in the Participant's Plan account. The Enrollment Authorization Form is designed to be used by an eligible stockholder whose shares are registered in his or her name for the reinvestment of dividends and for optional cash payments.

    If a broker or other nominee holds shares of a beneficial owner, reinvestment of dividends and optional cash payments may be made through the use of the B&N Form, as described in No. 12, below.

PURCHASES

  8. What is the source of CoreStates Common Stock purchased under the Plan?

  Plan shares will be, at CoreStates' option, purchased either from CoreStates, in which event such shares will be either authorized but unissued shares or shares held in the treasury of CoreStates, or on the open market, or by combination of the foregoing.

  9. When will shares be purchased under the Plan?

  Purchases from CoreStates of authorized but unissued shares of CoreStates Common Stock and shares held in the treasury of CoreStates will be made on the relevant Investment Date (as defined in the following paragraph) or, in the case of open market purchases, as soon thereafter as determined by First Chicago. Purchases on the open market will be completed no later than 30 days from the relevant Investment Date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Open market purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as First Chicago may agree to. Neither CoreStates nor any Participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

  The Investment Date in any month in which a dividend is paid is the dividend payment date and in any other month will be the first day of such month. If, however, the Investment Date falls on a date when the New York Stock Exchange is closed, the first day immediately following such date on which the New York Stock Exchange is open will be the Investment Date.

  NO INTEREST WILL BE PAID ON DIVIDENDS OR OPTIONAL CASH PAYMENTS PENDING REINVESTMENT OR INVESTMENT.

  10. What will be the price to the Participant of shares purchased under the Plan?

  The price to the Participant of shares purchased with reinvested dividends on the open market under the Plan will be 100% of the weighted average purchase price of CoreStates Common Stock purchased for the Plan in respect of the related Investment Date plus the Applicable Fee (as defined in No. 16). In the case of purchases with reinvested dividends from CoreStates of authorized but unissued or treasury shares of CoreStates Common Stock, the purchase price to the Participant will be 100% of the result obtained by averaging the high and low sale prices, computed to three decimal places, of CoreStates Common Stock on the New York Stock Exchange, as reported in the Wall Street Journal, for the Investment Date, plus the Applicable Fee (as defined in No. 16).

  The price to the Participant of shares purchased on the open market under the Plan with optional cash payments will be 100% of the weighted average purchase price of CoreStates Common Stock purchased for the Plan in respect of the related Investment Date. In the case of purchases with optional cash payments from CoreStates of authorized but unissued or treasury shares of CoreStates Common Stock, the purchase price to the Participant will be 100% of the result obtained by averaging the high and low sale prices, computed to three decimal places, of CoreStates Common Stock on the New York Stock Exchange, as reported in the Wall Street Journal, for the Investment Date, plus the Applicable Fee.

  11. How will the number of shares purchased for a Participant be determined?

  A Participant's account in the Plan will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested by such Participant, less the Applicable Fee, divided by the purchase price per share.

OPTIONAL CASH PAYMENTS

  12. How does the optional cash payment feature of the Plan work?

  All eligible holders of record of CoreStates Common Stock who have submitted a signed Enrollment Authorization Form are eligible to make optional cash payments at any time. First Chicago will apply any optional cash payment in collected funds received from a Participant before an Investment Date to the purchase of CoreStates Common Stock for the account of the Participant on the following Investment Date, if such Common Stock is purchased from CoreStates, and on, or as soon as determined by First Chicago after such Investment Date if such CoreStates Common Stock is purchased on the open market. See Nos. 13 and 14.

  The B&N Form provides a means whereby a broker or nominee may inform First Chicago, not later than five business days following the record date relating to a dividend payment date, with written instructions, identifying one or more beneficial owners and specifying as to each owner the number of shares of CoreStates Common Stock with respect to which the dividend is to be reinvested. The B&N Form, therefore, unlike the Enrollment Authorization Form, contemplates new instructions to First Chicago each time a dividend is declared. The B&N Form also provides that a broker or nominee may forward optional cash payments to First Chicago in advance of each relevant Investment Date, (See Question 13), along with written instructions on an appropriate form identifying the beneficial owners for whom the optional cash payments are being made and specifying the amounts of the payments. First Chicago, on the relevant Investment Date, will reinvest the dividend payable with respect to the number of shares of CoreStates Common Stock specified in the broker or nominee's instructions for each identified owner. In addition, on any relevant Investment Date, First Chicago will invest any optional cash payment specified in and remitted along with the broker or nominee's instructions for each identified owner. First Chicago will invest any dividends or optional cash payments in as many whole shares of CoreStates Common Stock as can be purchased with the total of the dividend paid with respect to each specified number of shares and any optional cash payment at the purchase price computed in accordance with the Plan. Any remaining portion of such amount which otherwise would have been used to purchase fractional shares will be paid in cash to the broker or nominee. As soon as practicable following the relevant Investment Date, First Chicago will transmit to the broker or nominee a listing containing the identification of each owner furnished by the broker or nominee in its instructions and showing as to each such owner (if applicable):
(a) the number of shares of CoreStates Common Stock specified for dividend reinvestment, (b) the total dividend paid with respect to such shares of CoreStates Common Stock, (c) the total amount invested in respect of optional cash payments, (d) the number of whole shares of CoreStates Common Stock purchased, (e) the total cost of the shares of CoreStates' Common Stock purchased, (f) the portion of the total amount available for reinvestment but not reinvested, and (g) the aggregate fair market value on the dividend payment date of the shares purchased. Accompanying the listing will be a share certificate, registered in the name of the record holder, for the total number of shares purchased for each of the beneficial owners, and a check for the aggregate amount of the dividends or optional cash payments not reinvested for such owners.

  For any Investment Date, optional cash payments may be an amount per month equal to not less than $50 up to a total of $5,000. CoreStates will not allow optional cash payments in excess of $5,000 per month. In the event a Participant delivers an optional cash payment other than in the amount permitted, CoreStates will invest only that portion, if any, that complies with the investment limitation and will return the remainder. NO INTEREST WILL BE PAID BY CORESTATES OR FIRST CHICAGO ON ANY SUCH AMOUNT RETURNED TO A PARTICIPANT.

  13. What are the Investment Dates for optional cash payments?

  The Investment Date in any month in which a dividend is paid is the dividend payment date and in any other month will be the first day of such month. If, however, the Investment Date falls on a date when the New York Stock Exchange is closed, the first day immediately following such date on which the New York Stock Exchange is open will be the Investment Date.

  14. How may optional cash payments be made?

  An initial optional cash payment may be made by a Participant when joining the Plan by enclosing a check or money order, payable to "First Chicago-- CoreStates DRP" with the Enrollment Authorization Form. Thereafter, cash payments may be made by use of a cash payment form which will be attached to each Participant's statement of account.

  The same amount of cash payment need not be made each month and there is no obligation to make an optional cash payment in any month. No cash payment by a Participant shall be in an amount less than $50 per month nor may cash payments total more than $5,000 per month.

  Participants may make automatic monthly investments of a specified amount (not less than $50 per month, or not more than $5,000 per month) through an Automated Clearing House (ACH) withdrawal from a predesignated account. To initiate automatic monthly deductions, a Participant must complete and sign an Automatic Monthly Deduction Authorization Form ("Form") and return it to First Chicago together with a voided blank check or a savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable. Once automatic monthly deductions are initiated, funds will be drawn from the Participant's account three business days preceding the cash Investment Date. A $1.00 transaction fee will be subtracted from the amount deducted from the Participant's bank account prior to each investment.

  A Participant may change or terminate automatic monthly deductions by completing and submitting to First Chicago a new Form. When a Participant transfers shares or otherwise establishes a new account, a Form must be completed unique to that account. If a Participant closes or changes a bank account number, a new Form must be completed. To be effective with respect to a particular Investment Date, however, the new Form must be received by First Chicago at least six business days preceding the Investment Date.

  NO INTEREST WILL BE PAID BY CORESTATES OR FIRST CHICAGO ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT. THEREFORE, ALTHOUGH OPTIONAL CASH PAYMENTS MAY BE MADE AT ANY TIME, IT IS ADVISABLE TO TRANSMIT SUCH PAYMENTS SHORTLY BEFORE THE INVESTMENT DATE.

  15. May optional cash payments be returned to a Participant?

  Optional cash payments received by First Chicago will be returned to a Participant, without interest, upon written request by such Participant received at least two days prior to the next Investment Date.

FEES AND COSTS

  16. What are the fees and costs to a Participant in the Plan?

  A Participant will incur no brokerage commissions for purchases made under the Plan. Any brokerage commissions in connection with a sale by First Chicago of all or a part of the shares held for a Participant under the Plan will be charged to such Participant. In addition, a service fee of $10.00 will be deducted from the proceeds of each sale of shares. See No. 24 below for additional information. Except as set forth below, costs of administration of the Plan incurred in connection with the purchase of the shares will be paid by CoreStates.

  Participants in the Plan will pay a service fee equal to five percent (5%) of the dividend and/or optional cash payment amount by any such Participant up to a maximum currently set at $3.00 per investment (the "Applicable Fee"). The following chart gives examples of the Applicable Fee imposed on investments as of February 9, 1996:

     REINVESTMENT OF DIVIDEND        INVESTMENT OF DIVIDEND AND/OR OPTIONAL MONTHLY INVESTMENT
------------------------------------ --------------------------------------------------------------------
             ASSUMING   THE SERVICE                                                 THE TOTAL SERVICE
             QUARTERLY      FEE          IF YOU               YOUR TOTAL                   FEE
IF YOU OWN  DIVIDEND OF CURRENTLY IS     INVEST             INVESTMENT IS          CURRENTLY WOULD BE
----------  ----------- ------------ -------------------- --------------------   ------------------------
 25 Shares    $10.50       $ .53     $               0.00   $              10.50       $            .53
 25 Shares    $10.50       $ .53                    25.00                  35.50                   1.78
 50 Shares    $21.00       $1.05                   100.00                 121.00                   3.00
100 Shares    $42.00       $2.10                 1,000.00               1,042.00                   3.00
200 Shares    $84.00       $3.00                 3,000.00               3,084.00                   3.00

  Information regarding current fees and brokerage commissions is available by calling the Agent at 1-800-317-4445. At its sole option and without further notice to Participants, the Company may pay some or all of the above charges.

REPORTS TO PARTICIPANTS

  17. What kinds of reports will be sent to Participants?

  As soon as practical after each purchase of shares on behalf of a Participant, such Participant will receive a statement of account. THESE STATEMENTS ARE A RECORD OF THE COST OF PURCHASE OF SHARES UNDER THE PLAN AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, each Participant will receive annual and quarterly reports to shareholders, notices of shareholder meeting and proxy statements and Internal Revenue Service Information for reporting dividends paid.

CERTIFICATES FOR SHARES

  18. Will certificates be issued for shares purchased?

  Plan Shares will be held in the name of First Chicago or its nominee. This service protects against the loss, theft or destruction of the stock certificates evidencing Plan Shares. However, certificates will be issued to any Participant upon specific written request. See No. 21 below. The number of shares purchased for a Participant's account under the Plan will be shown on such Participant's statement of account.

  Each account under the Plan will be maintained in the name in which certificates of the Participant were registered at the time such Participant entered the Plan. A Participant who wishes to pledge shares credited to such Participant's Plan account must first withdraw such shares from the account.

  Certificates for shares purchased pursuant to instructions received on B&N forms will be delivered to the holder of record. See No. 12 above.

  19. May certificates be deposited with Plan Shares?

  A Participant may deposit with First Chicago certificates for shares of CoreStates Common Stock registered in his name for credit under the Plan. There is no charge for this custodial service and by making the deposit, the Participant is relieved of the responsibility for loss, theft or destruction of the certificates. Because the Participant bears the risk of loss in sending certificates to First Chicago, certificates should be sent by registered mail, return receipt requested, and properly insured to the address specified in the Answer to Question 31. If certificates are later issued either upon request of the Participant or upon termination of participation, new, differently numbered certificates will be issued.

SALES OF PLAN SHARES

  20. Can a Participant sell Plan Shares?

  A Participant may at any time, request the sale of all or any whole Plan Shares held in a Participant's account. Any such request may be made by either writing to First Chicago or calling First Chicago at 1-800-317-4445. First Chicago will make every effort to process all sale orders (written and telephone) on the day it receives them, provided that instructions are received before 1:00 p.m. Eastern time on a business day when First Chicago and the New York Stock Exchange are open. The proceeds from such sale, less any brokerage commission, a service fee, and any other costs of sales will be remitted you the Participant. Each sale request will be processed and a check for the net proceeds will be mailed as promptly as possible after First Chicago receives such sale request.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

  21. How may shares may be withdrawn from the Plan?

  Plan Shares credited to a Participant's account may be withdrawn by a Participant by notifying First Chicago in writing specifying the number of shares to be withdrawn. Certificates for whole shares of CoreStates Common Stock so withdrawn will be issued to and registered in the name of the Participant.

  22. Will dividends on shares withdrawn from the Plan continue to be reinvested?

  If the Participant has authorized "Full Dividend Reinvestment", cash dividends with respect to shares withdrawn from a Participant's account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares registered in a Participant's name are being reinvested, First Chicago will continue to reinvest dividends on only the number of shares specified by the Participant on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered.

  23. Will dividends on a Participant's Plan Shares continue to be invested if the Participant sells or transfers the shares of CoreStates Common Stock registered in his or her name?

  Even if a Participant sells or transfers all of the shares of CoreStates Common Stock registered in his or her name, First Chicago will continue to reinvest dividends on the Plan Shares held for his or her Plan account until a written request for withdrawal from the Plan is received from the Participant.

TERMINATION OF OR CHANGE IN PARTICIPATION

  24. How and when may a Participant terminate or change participation in the Plan?

  A Participant may terminate participation in the Plan any time by prior notice in writing to First Chicago. As soon as practical following termination, First Chicago will send the Participant a certificate for the whole shares in the Participant's Plan account. If the Participant so requests, First Chicago will sell all or a portion of such shares and remit the proceeds, less any related brokerage commission, a service fee of $10.00, any other costs of sale and applicable transfer tax. If the request to terminate is received by First Chicago on or after the record date for a dividend payment, First Chicago, in its sole discretion, may either pay any such dividend in cash or reinvest it in CoreStates Common Stock on behalf of the terminating Participant. If the dividend is reinvested, First Chicago may sell the shares purchased and remit the proceeds to the Participant, less any related brokerage commission, a service fee of $10.00, any other costs of sale and applicable transfer tax. Any optional cash payments sent to First Chicago prior to the request to terminate will also be invested unless return of the amount is expressly requested in the request for termination and such request is received at least two business days prior to the Investment Date. In every case of termination, the Participant's interest in a fractional share will be paid in cash less any related brokerage commission, any service fee, and any other costs of sale.

  A Participant may request a change in his or her participation in the Dividend Reinvestment and Share Purchase Plan at any time by contacting First Chicago. See No. 31 for instructions on contacting First Chicago. Instructions for changes must be received by First Chicago (i) in the case of a dividend, on or prior to the record date for such dividend, and (ii) in the case of an optional cash payment, at least 2 business days preceding the Investment Date for such optional cash payment.

RIGHTS OFFERING: STOCK DIVIDENDS OR STOCK SPLITS

  25. If CoreStates has a rights offering, how will the rights on Plan Shares be handled?

  Participation in any rights offering will be based upon both shares of CoreStates Common Stock registered in a Participant's name and any whole Plan Shares credited to such Participant's Plan account.

  26. What happens if CoreStates issues a dividend payable in stock or declares a stock split?

  Any stock dividend or split shares of CoreStates Common Stock distributed by CoreStates on Plan Shares will be credited pro rata to each Participant's account. Stock dividends or split shares distributed on shares registered in a Participant's name will be mailed directly to the Participant.

VOTING RIGHTS

  27. How will First Chicago vote shares credited to a Participant's account in the Plan at stockholder's meetings?

  For each meeting of stockholders, a Participant will receive proxy material that will enable the Participant to vote both shares registered in the Participant's name directly and whole shares credited to the Participant's Plan account.

INCOME TAX CONSEQUENCES

  28. What are the income tax consequences of participation in the Plan?

  Reinvested Dividends. In the case of reinvested dividends, when First Chicago acquires shares directly from CoreStates, the Participant must include in gross income a dividend equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of CoreStates Common Stock on the relevant dividend payment date plus the Applicable Fee. The Participant's basis in those shares will equal the fair market value of the shares on the relevant dividend payment date. The above discussion is based on the assumption that the result obtained by averaging the reported daily high and low sale prices for CoreStates Common Stock on the relevant dividend payment date will be considered to be the "fair market value" of CoreStates Common Stock for federal income tax purposes.

  Alternatively, when First Chicago purchases CoreStates Common Stock for a Participant's account on the open market with reinvested dividends, a Participant must include gross income a dividend equal to the actual purchase price to First Chicago of the shares plus that portion of any brokerage commissions paid by CoreStates which are attributable to the purchase of the Participant's shares. The Participant's basis in Plan Shares held for his or her account will be equal to their purchase price plus allocable brokerage commissions.

  Optional Cash Payments. In the case of shares purchased on the open market with optional cash investments, participants will be in receipt of a dividend to the extent of any brokerage commissions paid by CoreStates. The Participant's basis in the shares acquired with optional investments will be the cost of the shares to First Chicago plus an allocable share of any brokerage commissions paid by CoreStates.

  Receipt or Disposition of Shares. A Participant will not realize any taxable income when he or she receives certificates of whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan Shares held for such Participant's account or for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the Participants basis in such share or fractional shares. FOR FURTHER INFORMATION AS TO TAX CONSEQUENCES IN THE PLAN, PARTICIPANTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS.

RESPONSIBILITIES OF CORESTATES AND FIRST CHICAGO

  29. What are the responsibilities of CoreStates and First Chicago under the Plan?

  Neither CoreStates, nor First Chicago, as Plan Administrator, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, the prices at which shares are purchased or sold for the Participant's account, the times when purchases or sales are made or fluctuations in the market value of CoreStates Common Stock.

  The Participant should recognize that neither CoreStates nor First Chicago can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN?

  30. May the Plan be suspended, modified or terminated?

  CoreStates reserves the right to amend, modify, suspend, or terminate the Plan at any time, including the period between a record date and the related Investment Date. Notice of such amendment, modification, suspension or termination will be sent to all Participants. CoreStates and First Chicago also reserve the right to terminate any Participant's participation in the Plan at any time for any reason, including without limitation, arbitrage-related activities or transactional profit activities.

  Any question of interpretation arising under the Plan will be determined by CoreStates and any such determination will be final.

  31. Who should be contacted with questions about the Plan?

  All correspondence regarding the Plan should be directed to:

    First Chicago Trust Company of New York
    CoreStates Dividend Reinvestment Plan
    P.O. Box 2598
    Jersey City, New Jersey 07303-2598

    Please mention CoreStates in all correspondence.

  If you prefer you may call First Chicago's Telephone Response Center at 1-800-317-4445.

  The First Chicago Internet address is "HTTP://WWW.FCTC.COM". Messages forwarded on the Internet will be responded to within one business day.

  TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

  Information is also available from the CoreStates' Shareholder Relations Department at the address and/or telephone number set forth on page 2.

                           POSSIBLE TRADING ACTIVITY

  The Plan is not intended to promote short-term trading by individuals or institutions. The Plan limits the aggregate amount of cash dividends which an individual or institution may reinvest to $50,000 per dividend payment unless CoreStates grants permission for a greater amount to be reinvested. Optional cash payments by individuals or institutions are limited to $5,000 per month, and CoreStates will not permit larger optional cash payments. No discounts from the purchase price are available for reinvestment of cash dividends or for optional cash payments. It is possible that certain financial intermediaries may engage in short-term buying and selling activities. CoreStates does not endorse this practice which may generate some volatility in the trading volume and possibly the price of the shares. CoreStates has not entered into any formal or informal arrangements to facilitate such activity. Individuals or entities engaged in such practices may be considered "underwriters" as that term is defined in the Securities Act of 1933. Acting as an underwriter may give rise to disclosure obligations and other liabilities under such Act.

                            CORESTATES COMMON STOCK

  The authorized capital stock of CoreStates consists of 10,000,000 shares of Series Preferred Stock, without par value, of which none are issued and outstanding, and 200,000,000 shares of CoreStates Common Stock, par value $1.00 per share, of which approximately 138,051,000 shares were issued and outstanding at December 31, 1995.

                                USE OF PROCEEDS

  The proceeds from sales of CoreStates Common Stock pursuant to the Plan will be used for general corporate purposes, including investment in and advances to subsidiaries.

                                    EXPERTS

  The consolidated financial statements of CoreStates Financial Corp at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 incorporated by reference in CoreStates Financial Corp's Annual Report (Form 10-K) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. As to the years 1993 and 1992, Ernst & Young LLP's report is based in part on the reports of KPMG Peat Marwick LLP and Coopers & Lybrand LLP, independent auditors. The report of KPMG Peat Marwick LLP refers to a restatement of the 1993 financial statements to remove certain merger-related charges and to a change in accounting for postretirement benefits other than pensions, income taxes, and certain investments in debt and equity securities in 1993. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP, KPMG Peat Marwick LLP, and Coopers & Lybrand LLP given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL OPINION

  The validity of the CoreStates Common Stock has been passed upon by David T. Walker, Esq., Counsel of CoreStates. At February 9, 1996 Mr. Walker was the beneficial owner of 5,517 shares of CoreStates Common Stock and options covering an additional 24,200 shares of such Common Stock.

                                INDEMNIFICATION

  Sections 1741 et. seq. of the Pennsylvania Business Corporation Law ("PaBCL") provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and reasonable belief that the particular action is in, or not opposed to, the best interest of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person is entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duties. However, Section 1746 provides that the other sections of the law are not exclusive and that further indemnification may be provided by by-law, agreement or otherwise except where the act or failure to act giving rise to a claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The corporation is required to indemnify directors and officers against expenses they may incur in defending any action against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

  The by-laws of CoreStates provide for the mandatory indemnification of directors and officers to the full extent permitted by law. CoreStates has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by its officers and directors in connection with the performance of their duties.

  With respect to possible indemnification of directors, officers and controlling persons of CoreStates for liabilities arising under the Securities Act of 1933 pursuant to such provisions, the corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTA-TION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE IS-SUER. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UN-LAWFUL TO MAKE SUCH OFFERING IN SUCH JURISDICTION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
CoreStates Financial Corp..................................................   3
The Plan...................................................................   3
Purpose....................................................................   3
Administration.............................................................   4
Participation..............................................................   4
Purchases..................................................................   6
Optional Cash Payments.....................................................   7
Fees and Costs.............................................................   9
Reports to Participants....................................................   9
Certificates for Shares....................................................   9
Sales of Plan Shares.......................................................  10
Withdrawal of Shares in Plan Accounts......................................  10
Termination of or Change in Participation..................................  11
Rights Offering; Stock Dividends or Stock Splits...........................  11
Voting Rights..............................................................  11
Income Tax Consequences....................................................  12
Responsibilities of CoreStates and First Chicago...........................  12
Suspension, Modification or Termination of the Plan........................  13
Possible Trading Activity..................................................  13
CoreStates Common Stock....................................................  13
Use of Proceeds............................................................  14
Experts....................................................................  14
Legal Opinion..............................................................  14
Indemnification............................................................  14

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       [LOGO OF CORESTATES APPEARS HERE]

                                  CORESTATES
                                FINANCIAL CORP

                                   DIVIDEND
                               REINVESTMENT AND
                              SHARE PURCHASE PLAN

                                 COMMON STOCK
                               ($1.00 PAR VALUE)

                               ----------------
                                   PROSPECTUS
                                ----------------

                               FEBRUARY 9, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the CoreStates Common Stock being registered.


     Printing Fees............................................$15,000
     Accounting Fees..........................................  4,000
                                                               ------
            Total.............................................$19,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 et seq. of the Pennsylvania Business Corporation Law provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interest of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duties. However, Section 1746 provides that the other sections of the law are not exclusive and that further indemnification may be provided by by-law, agreement or otherwise except where the act or failure to act giving rise to a claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such action.

     The by-laws of CoreStates Financial Corp provide for the mandatory indemnification of directors and officers to the full extent permitted by law. CoreStates has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by its officers and directors in connection with the performance of their duties.

     See Item 17 herein for the undertaking with respect to indemnification.

ITEM 16. EXHIBITS

      The following exhibits are filed herewith as part of this Registration
Statement:

NUMBER
                                  DESCRIPTION
                                  -----------

4 The rights of the holders of the Company's common stock are contained in the Articles of incorporation of the Company as amended through May 3, 1993, filed as Exhibit 3(a) to the Company's Report on Form 8-K dated October 21, 1993 and incorporated herein by reference.

5 Opinion and consent of David T. Walker, Esq. as to the validity of the Common Stock being registered.

12.1 CoreStates Financial Corp and Subsidaries Computation of Ratio of Earnings From Continuing Operations to Fixed Charges of Continuing Operations filed as Exhibit 12.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

12.2 CoreStates Financial Corp Computation of Ratio of Earnings to Fixed Charges Combined CoreStates (Parent Company) and CoreStates Capital filed as
     Exhibit 12.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

23.1 Consent of Ernst & Young LLP

23.2 Consent of KPMG Peat Marwick LLP

23.3 Consent of Coopers & Lybrand LLP

23.4 Consent of David T. Walker, Esq. (included in Exhibit 5)

*24  Powers of Attorney

99.1 Enrollment Authorization Form for CoreStates Dividend Reinvestment & Stock Purchase Plan.

99.2 Instruction For Beneficial Owner Plan Participation

99.3 Broker and Nominee Authorization Form

*Filed with original Form S-3 Registration Statement No. 33-40717, June 21, 1991

ITEM 17. UNDERTAKINGS.

     The undersigned CoreStates Financial Corp hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of CoreStates Financial Corp Annual Report pursuant to Section 13(a) or 14(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                           CORESTATES FINANCIAL CORP

     Pursuant to the requirements of Securities Act of 1933, CoreStates Financial Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 9th day of February 9, 1996.

                                          CoreStates Financial Corp



                                          By:/s/ Terrence A. Larsen
                                             ________________________
                                             TERRENCE A. LARSEN
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

        SIGNATURES                       CAPACITY                    DATE
*
--------------------------    Director, Chairman of the Board   February 9, 1996
  TERRENCE A. LARSEN          and Chief Executive Officer
                              (principal executive officer)

*
--------------------------    Executive Vice President          February 9, 1996
  ALBERT W. MANDIA            (principal financial officer)


/s/ Christopher J.Carey       Senior Vice President and         February 9, 1996
--------------------------    Corporate Controller
  CHRISTOPHER J. CAREY        (principal accounting officer)

*
--------------------------    Director                          February 9, 1996
  GEORGE A. BUTLER

*
--------------------------    Director                          February 9, 1996
  NELSON G. HARRIS

*
--------------------------    Director                          February 9, 1996
  CARLTON E. HUGHES


--------------------------    Director                          February _, 1996
  ERNEST E. JONES

*
--------------------------    Director                          February 9, 1996
  HERBERT LOTMAN


--------------------------    Director                          February _, 1996
  GEORGE V. LYNETT

*_________________________    Director                           February 9,1996
  PATRICIA A. MCFATE


*_________________________    Director                           February 9,1996
  JOHN A. MILLER


*_________________________    Director                           February 9,1996
  MARLIN MILLER, JR.


__________________________    Director                           February  ,1996
  STEPHANIE W. NAIDOFF


*_________________________    Director                           February 9,1996
  SEYMOUR S. PRESTON, III


__________________________    Director                           February  ,1996
    JAMES M. SEABROOK


*_________________________    Director                           February 9,1996
    J. LAWRENCE SHANE


*_________________________    Director                           February 9,1996
    RAYMOND W. SMITH


*_________________________    Director                           February 9,1996
    HAROLD A. SORGENTI


*_________________________    Director                           February 9,1996
    PETER S. STRAWBRIDGE


*By:/s/ Terrence A. Larsen                                       February 9,1996
    ----------------------
    TERRENCE A. LARSEN
    ATTORNEY-IN-FACT

* Terrence A. Larsen hereby signs this Registration Statement on February 9, 1996, on behalf of the above-named Directors & Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors & Officers and filed with the Securities & Exchange Commission as Exhibit 24 to this Amendment No. 2 to the Registration Statement.

                               INDEX TO EXHIBITS

NUMBER                                DESCRIPTION                                             PAGE NO.
4      The rights of the holders of the Company's stock are contained in the Articles of Incorporation of the Company as amended though May 3, 1993, filed as
       Exhibit 3(a) to the Company's Report on Form 8-K dated October 21, 1993 and incorporated herein by reference.

5      Opinion and consent of David T. Walker, Esq. as to the validity of the
       Common stock being registered.                                                            1

12.1   CoreStates Financial Corp and Subsidiaries computation of Ratio of Earnings
       From Continuing Operations to Fixed Charges of Continuing Operations filed as Exhibit 12.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

12.2   CoreStates Financial Corp Computation of Ratio of Earnings to Fixed Charges
       Combined CoreStates (Parent Company) and CoreStates Capital filed as
       Exhibit 12.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

23.1   Consent of Ernst & Young LLP                                                              2

23.2   Consent of KPMG Peat Marwick LLP                                                          3

23.3   Consent of Coopers & Lybrand LLP                                                          4

23.4   Consent of David T. Walker, Esq. (filed as Exhibit 5).

*24    Powers of Attorney.

99.1   Enrollment Authorization Form for CoreStates Dividend Reinvestment &
       Stock Purchase Plan.

99.2   Instruction For Beneficial Owner Plan Participation

99.3   Broker and Nominee Authorization Form

*Filed with original Registration Statement No. 33-40717, June 21, 1991
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